Exhibit 99.1

ADMINISTAFF ANNOUNCES SOLID THIRD QUARTER RESULTS

HOUSTON — Nov. 1, 2004 — Administaff, Inc. (NYSE: ASF), the nation’s leading Professional Employer Organization (PEO), today announced results for the third quarter and nine months ended September 30, 2004. From its continuing operations, the company reported third quarter net income and diluted earnings per share of $3.6 million and $0.14, versus $8.4 million and $0.31 in the 2003 period. For the nine months ended September 30, 2004 the company reported net income and diluted earnings per share of $15.7 million and $0.58 from its continuing operations, versus $6.2 million and $0.23 for the same period in 2003.

“We are pleased that our efforts to accelerate unit growth, manage price and direct costs and control operating expenses have produced solid year-to-date results,” said Paul J. Sarvadi, Administaff chairman and chief executive officer. “A strong selling and client retention initiative throughout the fourth quarter should provide a strong foundation for 2005.”

Comparability between the 2004 and 2003 periods has been significantly impacted by a contractual change with clients allowing the company’s new billing system to invoice its comprehensive service fee at a higher rate earlier in the year to more closely reflect the annual pattern of employer-related payroll tax costs. Beginning in 2004, substantially all of the company’s client base was invoiced on the new billing system, compared to only 20% in 2003. Prior to 2004, the company’s earnings pattern included losses in the first quarter, followed by improved profitability in subsequent quarters throughout the year.

Third Quarter Results

Revenues for the third quarter of 2004 increased 8.3% over the 2003 period to $235.9 million. This increase was due to a 6.1% increase in the average number of worksite employees paid per month and a 2.0% increase in revenues per worksite employee per month.

Gross profit for the third quarter was $47.7 million, with an average gross profit per worksite employee per month of $202, slightly exceeding the company’s guidance. Gross profit and gross profit per worksite employee per month were $56.6 million and $254 in the 2003 period. The 2004 and 2003 results are not comparable due to the billing system changes referenced above and a $3.9 million reduction in payroll tax expense in the 2003 period resulting from the receipt of the final 2002 and 2003 Texas state unemployment tax rates.

Operating expenses for the quarter remained relatively flat with the 2003 period at $42.6 million. On a per worksite employee basis, operating expenses decreased 6.3% to $180 per month in the 2004 period from $192 per month in the 2003 period, due to the 6.1% increase in the average number of worksite employees paid per month.

Operating income for the third quarter of 2004 decreased 63.0% to $5.1 million, with an average operating income per worksite employee of $22 per month compared to $62 in the 2003 period.

(more)

Administaff, Inc.

During the third quarter of 2004, the company revised its estimated effective annual income tax rate to 37.5% from 39.5%, based on the favorable impact of the company’s captive insurance subsidiary on state income tax rates. As a result, the company recorded a $400,000, or $0.02 per share, cumulative tax adjustment in the third quarter of 2004.

Year-to-Date Results

Year-to-date revenues increased to $720.8 million, or 8.8%, over the 2003 period. This increase was due to a 6.4% increase in revenue per worksite employee per month and a 2.2% increase in the average number of worksite employees paid per month.

Gross profit for the nine months ended September 30, 2004 increased 4.9% to $146.3 million. The average gross profit per worksite employee per month increased 2.4%, or $5, to $211 in the 2004 period.

Year-to-date operating expenses remained flat at $129.5 million. Operating expenses per worksite employee per month were $187 in the 2004 period, a 2.1% or $4 decrease compared with the 2003 period. The resulting operating income for the nine months ended September 30, 2004 was $16.8 million compared to $10.0 million in the 2003 period.

“We remain confident in the financial performance and growth opportunities of our PEO business model,” said Douglas S. Sharp, vice president of finance and chief financial officer. “Our financial position remains strong, with working capital exceeding $50 million after the use of $17.2 million to repurchase over 1.4 million shares in 2004.”

Other Developments

•	California State Unemployment Taxes — As reported in the second quarter of 2004, an agreement was reached with the Settlement Department of the Employment Development Department of the State of California (EDD) related to a fourth quarter 2003 unemployment tax assessment. Based upon receipt of written acknowledgement of this agreement, the company reduced its estimate of the related liability to $3.3 million from the initial $5.6 million assessment, resulting in a $2.3 million reduction in the company’s payroll tax expense in the second quarter of 2004. The company also reported that this settlement agreement was subject to final approval by other parties, including the California Attorney General’s office and an administrative law judge of the California Unemployment Insurance Appeals Board. The legal department of the EDD recently indicated verbally that they considered the previously agreed-upon settlement amount to be insufficient and suggested a settlement amount of $5.2 million. Discussions with the State of California are ongoing, and the company continues to believe that the estimated liability of $3.3 million is appropriate based on the merits of its case and the estimated range of likely outcomes of $3.3 million to $5.2 million. However, if the settlement amount of $3.3 million is not ultimately approved by the State of California, or if the company chooses to litigate this matter and the outcome is adverse to the company, the company may recognize an increase in its payroll tax expense in a future period. Conversely, if the company chooses to litigate this matter and the outcome is favorable to the company, the company may recognize a decrease in its payroll tax expense in a future period.

(more)

Administaff, Inc.

•	Workers’ Compensation Policy Renewal — During the third quarter, the company announced the renewal of its workers’ compensation policy with selected member insurance companies of American International Group, Inc. (AIG). The AIG member companies will continue to provide statutory workers’ compensation coverage for the company’s corporate and worksite employees. The one-year arrangement was effective Sept. 16, 2004, and provides for the same coverage as the prior year’s policy, with no additions to the $13 million of collateral currently held by AIG.

•	Client Service Initiative — The company has entered into the final phase of a three-year program to further enhance client service and retention. The first two phases included realignment of client service teams and implementation of process improvements, while the final phase includes the deployment of a best-of-class Customer Relationship Management software application. This new technology will be rolled out during the fourth quarter and is targeted for full implementation in mid-2005. The company believes this initiative is a major step forward in its efforts to exceed the expectations of its clients while also promoting operational efficiencies.

•	Health Care Flexible Spending Account (Health Care FSA) — The company has announced a new employee benefit, the Health Care FSA, which will be launched Jan. 1, 2005. This benefit will allow employees to set aside a portion of their current earnings on a pre-tax basis for reimbursement of certain health care expenses during the plan year, including deductibles, co-pays and co-insurance. Contributions to a health care FSA provide a tax advantage by helping reduce taxable salary and wages for participating employees.

•	High Deductible Health Plan (HDHP) — Administaff’s new HDHP employee election, available to eligible employees on Jan. 1, 2005, is a lower-cost health insurance offering that qualifies participants to establish a Health Savings Account (HSA). This new type of individually managed savings account allows employees to set aside funds on a pre-tax basis to pay for qualified medical expenses.

•	National Marketing Campaign — As part of its efforts to strengthen brand awareness across the country, Administaff announced a three-year endorsement contract with golf legend and small business owner Arnold Palmer. Palmer began serving as the company’s national spokesperson with the release of two television commercials that began airing in early October on such widely viewed networks as the FOX News Channel, CNN, CNBC, MSNBC and the Golf Channel. This advertising is expected to reach an estimated audience of 101 million viewers, including 46 million in the demographics of the company’s target market. The release of the commercials coincided with the return of the PGA Champions Tour to Houston at the Administaff Small Business ClassicSM, in which Palmer participated as one of an elite field of champion golfers.

•	Fall Sales Campaign — Administaff’s focus on building growth momentum was supported during the third quarter with the successful kickoff of the company’s fall sales campaign. In addition to the new television advertising and various new sales tools, the company launched an enhanced client referral rewards program that includes products and services from a number of Administaff alliance companies.

(more)

Administaff, Inc.

Business Outlook

The company’s current outlook for the balance of 2004 is as follows:

	Fourth Quarter	Full Year
Average worksite employees paid per month	79,500-80,500	77,600-77,800
Gross profit per worksite employee per month	$205 - $209	$210 - $211
Operating expenses (in millions)	$44.2 - $44.8	$173.7 - $174.3
Diluted weighted average common shares outstanding	26,000,000	27,000,000
Effective income tax rate	37.5%	37.5%

Conference Call and Audio Webcast

Administaff will be hosting a conference call today at 10 a.m. EST to discuss these results, give guidance for the remainder of 2004, and answer questions from investment analysts. To listen in, call 800-901-5213 and use passcode 63392845. The call will also be Webcast at www.administaff.com. To access the Webcast, click on the Investor Relations section of the Web site and select “Live Webcast.” The conference call script will be available at the same Web site later today. A replay of the conference call will be available at 888-286-8010, passcode 33806037, for two weeks after the call. The Webcast will be archived for one year.

Administaff is a leading personnel management company that serves as a full-service human resources department for small and medium-sized businesses throughout the United States. The company operates 38 sales offices in 21 major markets. For additional information, visit Administaff’s Web site at www.administaff.com.

(Note: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments, including possible adverse application of various federal, state and local regulations; (iii) changes in Administaff’s direct costs and operating expenses, including, but not limited to, increases in health insurance and workers’ compensation premiums and underlying claims trends, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of Administaff’s operations; (iv) the estimated costs and effectiveness of capital projects and investments in technology and infrastructure; (v) the effectiveness of Administaff’s sales and marketing efforts, including the company’s marketing arrangements with other companies; (vi) the effectiveness of Administaff’s retirement services operation; (vii) changes in the competitive environment in the Professional Employer Organization industry; (viii) Administaff’s liability for worksite employee payroll and benefits costs; and (ix) an adverse final

(more)

Administaff, Inc.

judgment or settlement of claims against Administaff. These factors are described in further detail in Administaff’s filings with the Securities and Exchange Commission.)

(more)

Administaff, Inc.

Administaff, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	September 30,	December 31,
	2004	2003
	(unaudited)
Assets
Cash and cash equivalents	$88,467	$104,728
Restricted cash	15,793	4,584
Marketable securities	28,199	23,989
Accounts receivable	71,427	61,744
Prepaid insurance	12,165	22,554
Other current assets	4,951	7,468
Income tax receivable	3,435	—
Deferred income taxes	505	3,423

Total current assets	224,942	228,490
Property and equipment	162,449	160,993
Accumulated depreciation	(93,211)	(82,224)

Net property and equipment	69,238	78,769
Deposits	62,814	39,909
Other assets	474	903

Total assets	$357,468	$348,071

Liabilities and Stockholders’ Equity
Accounts payable	$1,586	$4,319
Payroll taxes and other payroll deductions payable	45,930	65,310
Accrued worksite employee payroll cost	88,960	65,503
Accrued health insurance costs	1,703	6,559
Accrued workers’ compensation costs	17,053	5,489
Other accrued liabilities	17,357	15,898
Income taxes payable	—	7,520
Current portion of long-term debt	1,900	1,860

Total current liabilities	174,489	172,458
Long-term debt	39,072	40,502
Accrued workers’ compensation costs	18,601	7,417
Deferred income taxes	2,971	5,060

Total noncurrent liabilities	60,644	52,979
Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	101,454	101,681
Treasury stock, cost	(64,451)	(48,795)
Accumulated other comprehensive income, net of tax	(77)	—
Retained earnings	85,100	69,439

Total stockholders’ equity	122,335	122,634

Total liabilities and stockholders’ equity	$357,468	$348,071

Working capital	$50,453	$56,032

(more)

Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2004	2003	Change	2004	2003	Change
Operating results:
Revenues (gross billings of $1.323 billion, $1.157 billion, $3.861 billion and $3.515 billion, less worksite employee payroll cost of $1.087 billion, $940 million, $3.141 billion and $2.852 billion, respectively)	$235,865	$217,849	8.3%	$720,804	$662,595	8.8%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	188,193	161,271	16.7%	574,553	523,214	9.8%

Gross profit	47,672	56,578	(15.7)%	146,251	139,381	4.9%
Operating expenses:
Salaries, wages and payroll taxes	21,779	19,974	9.0%	65,161	60,921	7.0%
General and administrative expenses	12,322	12,613	(2.3)%	37,003	38,037	(2.7)%
Commissions	2,557	2,588	(1.2)%	7,879	8,130	(3.1)%
Advertising	1,547	2,297	(32.7)%	5,955	6,294	(5.4)%
Depreciation and amortization	4,376	5,328	(17.9)%	13,497	16,042	(15.9)%

	42,581	42,800	(0.5)%	129,495	129,424	0.1%

Operating income	5,091	13,778	(63.0)%	16,756	9,957	68.3%
Other income (expense):
Interest income	606	595	1.8%	1,620	1,173	38.1%
Interest expense	(517)	(548)	(5.7)%	(1,566)	(1,668)	(6.1)%
Other, net	(37)	22	(268.2)%	8,249	480	1,618.5%

Income before income taxes	5,143	13,847	(62.9)%	25,059	9,942	152.1%
Income tax expense	1,531	5,470	(72.0)%	9,398	3,747	150.8%

Net income from continuing operations	$3,612	$8,377	(56.9)%	$15,661	$6,195	152.8%

Discontinued operations:
Loss from operations of discontinued division	—	(1,334)	—	—	(2,103)	—
Income tax expense (benefit)	—	(433)	—	—	(736)	—

Net loss from discontinued operations	—	(901)	—	—	(1,367)	—
Net income	$3,612	$7,476	(51.7)%	$15,661	$4,828	224.4%

Diluted net income (loss) per share of common stock:
Income from continuing operations	$0.14	$0.31	(54.8)%	$0.58	$0.23	152.2%
Income (loss) from discontinued operations	$—	$(0.03)	100.0%	$—	$(0.05)	100.0%

Diluted net income per share	$0.14	$0.28	(50.0)%	$0.58	$0.18	222.2%

Diluted weighted average common shares outstanding	26,446	27,151		27,114	27,190

(more)

Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2004	2003	Change	2004	2003	Change
Statistical data:
Average number of worksite employees paid per month	78,817	74,281	6.1%	76,940	75,270	2.2%
Revenues per worksite employee per month (1)	$998	$978	2.0%	$1,041	$978	6.4%
Gross profit per worksite employee per month	202	254	(20.5)%	211	206	2.4%
Operating expenses per worksite employee per month	180	192	(6.3)%	187	191	(2.1)%
Operating income per worksite employee per month	22	62	(64.5)%	24	15	60.0%
Net income per worksite employee per month	15	34	(55.9)%	23	7	228.6%

(1)	Gross billings of $5,596, $5,194, $5,576 and $5,188 per worksite employee per month, less payroll cost of $4,598, $4,216, $4,535 and $4,210 per worksite employee per month, respectively.

(more)

Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2004	2003	Change	2004	2003	Change
GAAP to non-GAAP reconciliation:
Payroll cost (GAAP)	$1,087,311	$939,615	15.7%	$3,140,597	$2,852,217	10.1%
Less: Bonus payroll cost	64,176	47,325	35.6%	213,446	166,539	28.2%

Non-bonus payroll cost	$1,023,135	$892,290	14.7%	$2,927,151	$2,685,678	9.0%

Payroll cost per worksite
employee (GAAP)	$4,598	$4,216	9.1%	$4,535	$4,210	7.7%
Less: Bonus payroll cost per
worksite employee	271	212	27.8%	308	246	25.2%

Non-bonus payroll cost per
worksite employee	$4,327	$4,004	8.1%	$4,227	$3,964	6.6%

Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Administaff management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Administaff includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s current workers’ compensation program. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table above.

###